Exhibit 99.1

Analyst Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Media Contact :	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services (IMS)
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Names New CFO

SCHAUMBURG, III. – September 15, 2014 – Sparton Corporation (NYSE: SPA) announced today that Don Pearson has been appointed as the Company’s new Chief Financial Officer, effective immediately.

Mr. Pearson most recently served as Senior Vice President and Chief Financial Officer of AMCOL International Corporation, a $1 billion global producer of specialty materials. Including six years at AMCOL, Mr. Pearson brings 20 years of business transformation experience and has been instrumental in working with executive leadership teams in the development and execution of corporate strategy, growth and performance initiatives.

Prior to joining AMCOL, Mr. Pearson was Vice President of Finance for the $1.6 billion North American business unit of UPM-Kymmene Corporation, a $14 billion leading global forest products company, where he led change initiative projects for four years. Earlier in his career, Mr. Pearson held financial leadership roles with Information Resources, Inc. (IRI), and a North American business unit of Tate & Lyle PLC. Mr. Pearson started his career with Coopers & Lybrand in Chicago, leaving the firm as an audit manager.

Mr. Pearson is a CPA and earned a bachelor’s degree in accounting from Augustana College, and an MBA from the University of Chicago’s Booth School of Business. He sits on the advisory board of Brilliant™, a search, staffing and management resources firm.

“We are pleased to welcome Don to our Company,” said Cary Wood, President and CEO of Sparton. “Don has held several challenging financial leadership roles and has excelled in many diverse areas. He was part of an executive leadership team that developed and effectively executed their growth strategy to become a $1 billion revenue company, culminating in a merger with Mineral Technologies, Inc. earlier this year. Given our similar growth aspirations, he is distinctly qualified to serve as Sparton’s CFO and we are looking forward to leveraging his expertise for both the day-to-day financial operations of the Company and long-term strategic planning.”

Mr. Pearson replaces Mark Schlei who is leaving Sparton to pursue other career opportunities.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 115th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has nine manufacturing locations and four engineering design centers worldwide. Sparton’s Web site may be accessed at www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

# # #